EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Class A common shares and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them.  The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Date: February 14, 2022	ADVENT INTERNATIONAL CORPORATION

/s/ Neil Crawford
	Name:	Neil Crawford
	Title:	Director, Fund Administration

Date: February 14, 2022	ADVENT INTERNATIONAL LAPEF VI, LLC

By: ADVENT INTERNATIONAL CORPORATION, MANAGER

/s/ Neil Crawford
Name: Neil Crawford
Title: Director, Fund Administration

Date: February 14, 2022	LAPEF VI GP LIMITED PARTNERSHIP

By: ADVENT INTERNATIONAL GPE IX, LLC,
GENERAL PARTNER
By: ADVENT INTERNATIONAL CORPORATION, MANAGER

/s/ Neil Crawford
Name: Neil Crawford
Title: Director, Fund Administration

Date: February 14, 2022	AI CALYPSO BROWN LLC

/s/ Michael Ristaino
Name: Michael Ristaino
Title: Authorized Signatory

Date: February 14, 2022	AI IAPETUS GREY LLC

/s/ Michael Ristaino
Name: Michael Ristaino
Title: Authorized Signatory

Date: February 14, 2022	AI TITAN BLACK LLC

/s/ Michael Ristaino
Name: Michael Ristaino
Title: Authorized Signatory